UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2004

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 1, 2004, Perry Ellis International, Inc. (the “Company”) announced the resignation of Timothy B. Page, the Company’s chief financial officer. George Pita, 43, the Company’s Senior Vice President of Finance and Controller, will be the interim chief financial officer.

On September 28, 2004, the Company entered into an employment agreement with Mr. Pita (the “Employment Agreement”). The Employment Agreement currently provides for an annual salary of $225,000. If the Company terminates Mr. Pita without cause, he is entitled to severance pay equal to six months’ salary.

A copy of the Company’s press release dated November 3, 2004 is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Exhibit Number	Description of Exhibits
10.62	Employment Agreement by and between Perry Ellis International, Inc. and George Pita dated September 28, 2004*

99.1	Press Release of Perry Ellis International, Inc. dated November 3, 2004

*	Management contract or compensation plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: November 3, 2004	By:	/s/ Rosemary B. Trudeau
	Name:	Rosemary B. Trudeau
	Title:	VP Finance

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
10.62	Employment Agreement by and between Perry Ellis International, Inc. and George Pita dated September 28, 2004

99.1	Press Release of Perry Ellis International, Inc. dated November 3, 2004